SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WILLIAM LYON HOMES	WILLIAM LYON HOMES, INC.
[See Table of Additional Registrants On Following Page] (Exact Name of Registrant as Specified in Its Charter)
Delaware	California
(State of Incorporation or Organization)

33-0864902	33-0253855
(I.R.S. Employer Identification Number)

4490 Von Karman Avenue

Newport Beach, California

(Address of Principal Executive Offices)

92660

(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-114691 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7 ½% Senior Notes due 2014, together with Guarantees of such Senior Notes	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of class)

TABLE OF ADDITIONAL REGISTRANTS

The following entities will guarantee the Senior Notes and are co-registrants under this registration statement:

Name of Guarantor Registrant	Jurisdiction of Organization or Incorporation	IRS Employer Identification Number
California Equity Funding, Inc.	California	33-0830016
Duxford Financial, Inc.	California	33-0640824
HSP, Inc.	California	33-0636045
Lyon Montecito, LLC	California	75-3101931
OX I Oxnard, L.P.	California	33-0960120
PH-LP Ventures	California	33-0799119
PH-Rielly Ventures	California	33-0827710
PH Ventures-San Jose	California	33-0785089
Presley CMR, Inc.	California	33-0603862
Presley Homes	California	33-0905035
St. Helena Westminster Estates, LLC	Delaware	33-0842940
Sycamore CC, Inc.	California	33-0981307
The Ranch Golf Club Co.	California	33-0013333
William Lyon Southwest, Inc.	Arizona	86-0978474

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Information with respect to the Senior Notes and the Guarantees thereof is incorporated herein by reference to the section captioned “Description of the Notes” in the Registrant’s Form S-4 Registration Statement (Registration No. 333-114691), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on April 21, 2004, as amended on June 8, 2004 and June 28, 2004, and as subsequently amended or supplemented.

Item 2.	Exhibits.

The following exhibit is filed as part of this Registration Statement on Form 8-A:

Exhibit No.	Description

1 (1)	Indenture, dated as of February 6, 2004, among William Lyon Homes, Inc., a California corporation, the Guarantors (as defined therein), and U.S. Bank National Association, as Trustee (including form of notes and guarantees).

(1)	Previously filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2003 of William Lyon Homes, a Delaware corporation, and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Issuer Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

WILLIAM LYON HOMES, INC.

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris
Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

WILLIAM LYON HOMES

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris
Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

CALIFORNIA EQUITY FUNDING, INC.

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris
Director, Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

DUXFORD FINANCIAL, INC.

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris
Vice President and Treasurer

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

HSP, INC.

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris
Treasurer

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

LYON MONTECITO, LLC

By:	WILLIAM LYON HOMES, INC., Its Sole Member

	By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris
Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

OX I OXNARD, L.P.

By:	WILLIAM LYON HOMES, INC.,
Its General Partner

	By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

PH-LP VENTURES

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

PH-RIELLY VENTURES

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

PH VENTURES-SAN JOSE

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

PRESLEY CMR, INC.

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

PRESLEY HOMES

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

ST. HELENA WESTMINSTER ESTATES, LLC

By:	WILLIAM LYON HOMES, INC.,
Its Sole Member

	By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

SYCAMORE CC, INC.

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

THE RANCH GOLF CLUB CO.

By:	WILLIAM LYON HOMES, INC.,
Its General Partner

	By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Guarantor Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 28, 2004.

WILLIAM LYON SOUTHWEST, INC.

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

1 (1)	Indenture, dated as of February 6, 2004, among William Lyon Homes, Inc., a California corporation, the Guarantors (as defined therein), and U.S. Bank National Association, as Trustee (including form of notes and guarantees).

(1)	Previously filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2003 of William Lyon Homes, a Delaware corporation, and incorporated herein by this reference.